Exhibit 4.5

Execution Version

FIRST AMENDMENT

TO

CREDIT AGREEMENT

dated as of June 17, 2010

among

CABOT OIL & GAS CORPORATION,

as Borrower,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

and

The Lenders Party Hereto

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) executed as of June 17, 2010 is among CABOT OIL & GAS CORPORATION, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”); each of the Lenders from time to time party hereto; and JPMORGAN CHASE BANK, N.A. (in its individual capacity, “JPMorgan”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Recitals

A. The Borrower, the Administrative Agent, the Lenders and others as agents, are parties to that certain Credit Agreement dated as of April 24, 2009, pursuant to which such lenders provided certain loans and extensions of credit to the Borrower (the “Credit Agreement”).

B. The Borrower has requested, and the Majority Lenders have agreed to amend certain provisions of the Credit Agreement.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all section references in this First Amendment refer to sections in the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Certain Defined Terms. The following defined terms in Section 1.02 are hereby amended and restated as follows:

“‘Agreement’ means this Credit Agreement, as amended by the First Amendment to Credit Agreement, dated as of June 17, 2010, as the same may from time to time be further amended, modified, supplemented or restated.”

“‘Asset Coverage Ratio’ means the ratio of the terms used to calculate the ratio set forth in Section 10.8 of the Note Purchase Agreement, as such terms and such other terms used or referred to in Section 10.8 are defined and calculated in accordance with Section 10.8.”

2.2 Amendments to Section 7.05. Section 7.05 is hereby amended by inserting the following phrase at the beginning of the first paragraph:

“Except as disclosed on Schedule 7.05,”

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2.3 Addition of Schedule 7.05. Schedule 7.05, attached hereto, shall be incorporated into the Credit Agreement and attached thereto.

Section 3. Conditions Precedent. The effectiveness of this First Amendment is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 3:

3.1 The Administrative Agent shall have received from the Borrower and the Majority Lenders counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Person.

3.2 No Default or Event of Default shall have occurred and be continuing as of the date of this First Amendment.

The Administrative Agent is hereby authorized and directed to declare this First Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4. Representations and Warranties; Etc. The Borrower hereby affirms that as of the date of execution and delivery of this First Amendment, and after giving effect to the transactions contemplated hereby, all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (unless made as of a specific earlier date, in which case, was true as of such date).

Section 5. Miscellaneous.

5.1 Confirmation. The provisions of the Credit Agreement (as amended by this First Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this First Amendment.

5.2 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

5.3 No Oral Agreement. THIS WRITTEN FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

5.4 Governing Law. THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed effective as of the date first written above.

BORROWER:	CABOT OIL & GAS CORPORATION

	By:	/s/ Scott C. Schroeder
Scott C. Schroeder Vice President and Chief Financial Officer

First Amendment Signature Page 1

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

	By:	/s/ Michael A. Kamauf
Michael A. Kamauf
Vice President

LENDERS:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Michael A. Kamauf
Michael A. Kamauf
Vice President

LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/ Jeffrey Rathkamp
Jeffrey Rathkamp
Managing Director

LENDERS:	BANK OF MONTREAL

	By:	/s/ James V. Ducote
Name: James V. Ducote
Title: Director

LENDERS:	BNP PARIBAS

	By:	/s/ Edward Pak
Name: Edward Pak
Title: Vice President

	By:	/s/ Juan Carlos Sandoval
Name: Juan Carlos Sandoval
Title: Vice President

First Amendment Signature Page 2

LENDERS:	COMPASS BANK

	By:	/s/ Signature
Name:
Title:

LENDERS:	KEYBANK NATIONAL ASSOCIATION

	By:	/s/ Signature
Name:
Title:

LENDERS:	WELLS FARGO BANK, N.A.

	By:	/s/ Brett A. Steele
Name: Brett A. Steele
Title: Assistant Vice President

LENDERS:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Heather W. Kiely
Name: Heather W. Kiely
Title: Vice President

LENDERS:	COMERICA BANK

	By:	/s/ Signature
Name:
Title:

First Amendment Signature Page 3

LENDERS:	THE FROST NATIONAL BANK

	By:	/s/ Andrew A. Merryman
Name: Andrew A. Merryman
Title: Senior Vice President

First Amendment Signature Page 4

Schedule 7.05

Litigation

Environmental Matters

On November 4, 2009, the Company and the Pennsylvania Department of Environmental Protection (PaDEP) entered into a single settlement agreement (Consent Order) covering a number of separate, unrelated environmental issues occurring in 2008 and 2009, including releases of drilling mud and other substances, record keeping violations at various wells and alleged natural gas contamination of 13 water wells in Susquehanna County, Pennsylvania. The Company paid an aggregate $120,000 civil penalty with respect to all the matters covered by the Consent Order, which were consolidated at the request of the PaDEP.

On April 15, 2010, the Company and PaDEP reached agreement on modifications to the Consent Order (First Modified Consent Order). In the First Modified Consent Order, PaDEP and the Company agreed that the Company will provide a permanent source of potable water to 14 households, most of which the Company has already been supplying with water. The Company agreed to plug and abandon three vertical wells in close proximity to two of the households and to bring into compliance a fourth well in the nine square mile area of concern in Susquehanna County. The Company agreed to complete these actions prior to any new well drilling permits being issued for drilling in Pennsylvania, and prior to initiating hydraulic fracturing of seven wells already drilled in the area of concern. The Company also agreed to postpone drilling of new wells in the area of concern for one year. In addition, the Company agreed to take certain other actions if requested by PaDEP, which could include the plugging and abandonment of up to eleven additional wells. In the event the PaDEP requires the Company to plug and abandon all eleven additional wells in the area of concern, the decrease in production would have a minimal impact on the Company’s overall production.

Under the First Modified Consent Order, the Company paid a $240,000 civil penalty and agreed to pay an additional $30,000 per month until all obligations under the First Modified Consent Order are satisfied, which is expected by November 2010. As of June 30, 2010, the Company has paid an additional $60,000 under the First Modified Consent Order. The Company is vigorously pursuing compliance with the First Modified Consent Order; however, there are no assurances that the PaDEP will not require additional actions.

On July 19, 2010, the Company and the PaDEP entered a Second Modification to Consent Order (Second Modified Consent Order) under which the Company and the PaDEP agreed that the Company has satisfactorily plugged and abandoned the three vertical wells and brought the fourth well into compliance. As a result, the Company and the PaDEP agreed that the PaDEP will commence the processing and issuance of new well drilling permits outside the area of concern so long as the Company continues to provide temporary potable water and offers to provide gas/water separators to the 14 households and within 60 days of the Second Modified Consent Order permanently restores or replaces the water supplies to the 14 households. No penalties were assessed under the Second Modified Consent Order.

Schedule 7.05